UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2008
POPULAR, INC.

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	000-13818	66-0667416

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 MUNOZ RIVERA AVENUE
HATO REY, PUERTO RICO	00918

(Address of principal executive offices)	(Zip code)
(787) 765-9800

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of acquisition or disposition of assets
On November 3, 2008, Popular, Inc. (“the Corporation”) completed the previously announced sale of approximately $1.2 billion in loan and servicing assets of its U.S. mortgage subsidiary Popular Financial Holdings, Inc. (“PFH”) to Goldman Sachs Mortgage Company, Goldman, Sachs & Co., and Litton Loan Servicing, LP for a gross purchase price of approximately $730 million in cash. The sale resulted in a reduction of approximately $900M in loans and mortgage servicing assets that are mainly accounted at fair value, providing Popular with more than $700 million in additional liquidity and significantly reducing Popular’s U.S. subprime assets. The proceeds from the PFH asset sales will be used for repayment of the Corporation’s medium-term notes due in 2009 as well as other debt maturities. The sale was completed under the terms of an Asset Purchase Agreement (“the Purchase Agreement”), dated August 29, 2008.
A copy of the press release announcing the completion of the transaction is being filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits
(b) Pro Forma Financial Information
The Corporation’s unaudited pro forma financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
(d) Exhibits

99.1	Press release dated November 3, 2008

99.2	Unaudited pro forma financial information of the Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)
Date: November 7, 2008	By:	/s/ Ileana Gonzalez
Ileana Gonzalez
Senior Vice President and Comptroller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 3, 2008

99.2	Unaudited pro forma financial information of the Corporation.